Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195384) of Adamas Pharmaceuticals, Inc. of our report dated February 23, 2016 relating to the financial statements of Adamas Pharmaceuticals, Inc., which appears in this Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 23, 2016